Exhibit 99.1

FOR RELEASE (04.24.2024)	Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

FIRST QUARTER 2024 NET INCOME OF $6.4 MILLION

MINNEAPOLIS, MN (April 24, 2024) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $6.4 million for the first quarter of 2024, or $0.32 per diluted common share, compared to a net loss of $14.8 million, or ($0.73) per diluted common share, for the fourth quarter of 2023, and net income of $8.2 million, or $0.40 per diluted common share, for the first quarter of 2023.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “Our momentum continues into 2024 as we started the year with strong production and client acquisition in our commercial wealth bank and national retirement businesses. Deposit growth and inflows were robust at over 6%, adjusted net interest margin expanded another 7 basis points and our loan to deposit ratio trended down to 85.2%. We leveraged the Bank Term Funding Program as a strategic arbitrage which was additive to net interest income during the quarter and helped drive over 3% sequential growth.  The company’s fee income, which accounted for 53.3% of total revenues, increased across each diversified business line. Our adjusted efficiency ratio decreased slightly, despite the inflationary headwinds, as we continue to manage expenses prudently. Maintaining our fortress balance sheet remained a priority and we ended the quarter with an allowance for credit losses to total loans of 1.31%, a CET1 capital ratio of 11.86%, and growth in tangible book value per common share of 7.8% over the prior year. We continue to make progress in returning the company to top tier performance and remain focused on the long-term success of the company. I would like to thank our team members for all they do to create value for our clients, our communities, and our shareholders.”

First Quarter Highlights

◾	Total deposits were $3.3 billion as of March 31, 2024, an increase of $189.4 million, or 6.1%, from December 31, 2023
◾	Total loans were $2.8 billion as of March 31, 2024, an increase of $39.9 million, or 1.4%, from December 31, 2023
◾	The loan to deposit ratio as of December 31, 2024 was 85.2%, compared to 89.1% as of December 31, 2023; brokered deposits remained at $0
◾	Net interest margin (on a tax equivalent basis) was 2.30% in the first quarter of 2024, compared to 2.37% in the fourth quarter of 2023. Adjusted net interest margin (on a tax-equivalent basis) (non-GAAP) increased 7 basis points from 2.37% in the fourth quarter of 2023 to 2.44% in the first quarter of 2024
◾	Net interest income increased 3.1%, from $21.6 million in the fourth quarter of 2023 to $22.2 million in the first quarter of 2024
◾	Total assets under administration/management at March 31, 2024 were $42.7 billion, a 5.0% increase from December 31, 2023
◾	Net charge-offs to average loans of 0.01% for the first quarter of 2024, compared to net recoveries to average loans of 0.04% for the fourth quarter of 2023
◾	Total nonperforming assets were $7.3 million as of March 31, 2024, a decrease of $1.4 million, or 16.2%, from December 31, 2023
◾	Allowance for credit losses to nonperforming loans increased from 410% as of December 31, 2023 to 498% as of March 31, 2024
◾	Tangible book value per common share (non-GAAP) was $15.63 as of March 31, 2024, a 1.1% increase from December 31, 2023
◾	Common equity tier 1 capital to risk weighted assets as of March 31, 2024 was 11.86%, compared to 11.82% as of December 31, 2023, and continues to be well above the minimum threshold to be “well capitalized” of 6.50%
◾	Borrowed $355.0 million from the Bank Term Funding Program (“BTFP”), earning 52 basis points of risk free return resulting in $0.3 million in net interest income for the first quarter of 2024

Selected Financial Data (unaudited)

	As of and for the
	Three months ended
	March 31,	December 31,	March 31,
(dollars and shares in thousands, except per share data)	2024	2023	2023
Performance Ratios
Return on average total assets	0.63%	(1.51)%	0.88%
Return on average common equity	7.04%	(16.75)%	9.17%
Return on average tangible common equity (1)	9.78%	(18.85)%	12.58%
Noninterest income as a % of revenue	53.26%	3.54%	51.63%
Net interest margin (tax-equivalent)	2.30%	2.37%	2.70%
Adjusted net interest margin (tax-equivalent) (1)	2.44%	2.37%	2.70%
Efficiency ratio (1)	78.88%	165.40%	74.53%
Adjusted efficiency ratio (1)	78.88%	79.07%	74.53%
Net charge-offs/(recoveries) to average loans	0.01%	(0.04)%	0.03%
Dividend payout ratio	59.38%	(26.03)%	45.00%
Per Common Share
Earnings per common share - basic	$0.32	$(0.74)	$0.41
Earnings per common share - diluted	$0.32	$(0.73)	$0.40
Dividends declared per common share	$0.19	$0.19	$0.18
Book value per common share	$18.79	$18.71	$17.90
Tangible book value per common share (1)	$15.63	$15.46	$14.50
Average common shares outstanding - basic	19,739	19,761	20,028
Average common shares outstanding - diluted	19,986	19,996	20,246
Other Data
Retirement and benefit services assets under administration/management	$38,488,523	$36,682,425	$33,404,342
Wealth management assets under administration/management	$4,242,408	$4,018,846	$3,675,684
Mortgage originations	$54,101	$65,488	$77,728

(1)Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the first quarter of 2024 was $22.2 million, a $667.0 thousand, or 3.1%, increase from the fourth quarter of 2023. The increase was due to interest income on increased cash balances from deposit growth and BTFP borrowings, as well as increased loan balances and lower interest expense on borrowings due to lower borrowing balances. The increase was partially offset by an increase in interest expense on deposits, driven by higher deposit balances.

Net interest income decreased $1.4 million, or 6.1%, from $23.7 million for the first quarter of 2023 due to heightened deposit competition, the impact of higher short-term interest rates on indexed money market deposits, and clients moving deposits out of noninterest bearing products into interest-bearing products. Interest income increased $11.2 million, or 29.7%, from the first quarter of 2023, primarily driven by higher yields on new loans and strong organic loan growth, in addition to interest income on higher cash balances due to the Company’s excess cash position. The increase in interest income was offset by a $12.7 million, or 89.5%, increase in interest expense, primarily due to an increase in rates paid on interest-bearing deposits and higher short-term borrowing balances.

Net interest margin (on a tax-equivalent basis), was 2.30% for the first quarter of 2024, a 7 basis point decrease from 2.37% for the fourth quarter of 2023, and a 40 basis point decrease from 2.70% for the first quarter of 2023. The decrease in net interest margin (on a tax-equivalent basis) was mainly attributable to higher earning assets at lower yields resulting from the BTFP opportunity. Adjusted net interest margin (on a tax-equivalent basis) (non-GAAP), which excludes BTFP borrowings, was 2.44% for the first quarter of 2024, a 7 basis point increase from 2.37% for the fourth quarter of 2023, and a 26 basis point decrease from 2.70% for the first quarter of 2023. The increase in adjusted net interest margin (on a tax-equivalent basis) (non-GAAP) from the prior quarter reflected higher yields on new loans, partially offset by higher cost of funds from continued growth on interest-bearing deposits.

Noninterest Income

Noninterest income for the first quarter of 2024 was $25.3 million, a $24.5 million increase from the fourth quarter of 2023. The quarter over quarter increase was primarily driven by the balance sheet repositioning in the fourth quarter of 2023. Adjusted noninterest income (non-GAAP) for the first quarter of 2024 was $25.3 million, a 0.4% decrease from the fourth quarter of 2023. Retirement and benefit services revenue increased $0.3 million, a 2.2% increase from fourth quarter of 2023 results, primarily due to the growth in both asset-based revenue and transaction-based revenue. Assets under administration/management in retirement and benefit services increased 4.9% from December 31, 2023, due to improved equity and bond markets. Wealth management revenues increased $0.2 million during the first quarter of 2024, a 3.0% increase from the fourth quarter of 2023, as assets under administration/management increased 5.6% during that same period. Mortgage saw a $0.4 million increase in mortgage banking revenue with mortgage originations of $54.1 million for the first quarter of 2024, compared to originations of $65.5 million in the fourth quarter of 2023, primarily driven by an increase in the marked to market derivative.

Noninterest income for the first quarter of 2024 was $25.3 million, an increase of $71 thousand, or 0.3%, from the first quarter of 2023. While overall noninterest income was stable year over year, wealth management revenues increased $0.9 million, or 17.8%, in the first quarter of 2024 as assets under administration/management increased 15.4% during that same period. Offsetting this increase, other revenue decreased $1.1 million, or 41.7%, from $2.6 million in the first quarter of 2023, primarily due to $1.2 million in proceeds received on a bank-owned life insurance claim in the first quarter of 2023.

Noninterest Expense

Noninterest expense for the fourth quarter of 2024 was $39.0 million, a $0.4 million, or 0.9%, increase from the fourth quarter of 2023. Employee taxes and benefits expense increased $1.6 million, a 35.2% increase from the fourth quarter of 2023, primarily due to seasonality. This was partially offset by decreases in professional fees and assessments, business services, software and technology expense, and marketing and business development expense totaling $1.0 million compared to the fourth quarter of 2023. Professional fees and assessments expense decreased $0.4 million, or 15.0%, from the fourth quarter of 2023, primarily driven by higher fees resulting from increased audit, examination, and other professional fees in the fourth quarter of 2023. Business services, software and technology expense decreased $0.3 million, or 6.0%, from the fourth quarter of 2023, primarily driven by seasonally higher contract renewals due to inflationary pressures and equipment purchases in the fourth quarter of 2023. Marketing and business development expense decreased $0.3 million, or 31.6%, from the fourth quarter of 2023 due to a one-time donation resulting in tax credits in the fourth quarter of 2023.

Noninterest expense for the first quarter of 2024 increased $1.2 million, or 3.0%, from $37.9 million in the first quarter of 2023. The increase was primarily driven by higher professional fees and assessments due to an increase in Federal Deposit Insurance Corporation (“FDIC”) assessments and an increase in recruitment expense driven by talent acquisitions in the first quarter of 2024.

Financial Condition

Total assets were $4.3 billion as of March 31, 2024, an increase of $430.4 million, or 11.0%, from December 31, 2023. The increase was primarily due to a $415.9 million increase in cash and cash equivalents and a $39.9 million increase in loans, partially offset by a decrease of $17.5 million in investment securities. The increase in cash and cash equivalents was primarily driven by the proceeds from BTFP borrowings.

Loans

Total loans were $2.8 billion as of March 31, 2024, an increase of $39.9 million, or 1.4%, from December 31, 2023. The increase was primarily driven by a $26.0 million increase in commercial real estate loans, a $13.4 million increase commercial and industrial loans, a $2.7 million increase in residential real estate junior lien loans, and a $1.9 million increase in real estate construction loans, partially offset by a $4.7 million decrease in residential real estate first mortgage loans.

The following table presents the composition of our loan portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Commercial
Commercial and industrial	$611,695	$598,321	$582,387	$551,860	$553,578
Real estate construction	125,966	124,034	97,742	78,428	108,776
Commercial real estate	1,152,948	1,126,912	1,025,014	1,003,821	934,324
Total commercial	1,890,609	1,849,267	1,705,143	1,634,109	1,596,678
Consumer
Residential real estate first mortgage	722,151	726,879	717,793	707,630	698,002
Residential real estate junior lien	156,882	154,134	152,677	157,231	152,281
Other revolving and installment	29,833	29,303	30,817	34,552	39,664
Total consumer	908,866	910,316	901,287	899,413	889,947
Total loans	$2,799,475	$2,759,583	$2,606,430	$2,533,522	$2,486,625

Deposits

Total deposits were $3.3 billion as of March 31, 2024, an increase of $189.4 million, or 6.1%, from December 31, 2023. Interest-bearing deposits increased $224.9 million, while noninterest-bearing deposits decreased $35.6 million, from December 31, 2023. The increase in total deposits was due to both seasonal inflows of public funds deposit balances and expanded commercial deposit relationships, along with time deposit and synergistic deposit growth. Synergistic deposits were $882.8 million as of March 31, 2024, an increase of $31.3 million, or 3.7%, from December 31, 2023. The Company continued to have $0 of brokered deposits as of March 31, 2024.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Noninterest-bearing demand	$692,500	$728,082	$717,990	$715,534	$792,977
Interest-bearing
Interest-bearing demand	938,751	840,711	759,812	753,194	817,675
Savings accounts	82,727	82,485	88,341	93,557	99,742
Money market savings	1,114,262	1,032,771	959,106	986,403	1,076,166
Time deposits	456,729	411,562	346,935	304,167	245,418
Total interest-bearing	2,592,469	2,367,529	2,154,194	2,137,321	2,239,001
Total deposits	$3,284,969	$3,095,611	$2,872,184	$2,852,855	$3,031,978

Asset Quality

Total nonperforming assets were $7.3 million as of March 31, 2024, a decrease of $1.4 million, or 16.2%, from December 31, 2023. As of March 31, 2024, the allowance for credit losses on loans was $36.6 million, or 1.31% of total loans, compared to $35.8 million, or 1.30% of total loans, as of December 31, 2023.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Nonaccrual loans	$7,345	$8,596	$9,007	$2,233	$2,118
Accruing loans 90+ days past due	—	139	—	347	—
Total nonperforming loans	7,345	8,735	9,007	2,580	2,118
OREO and repossessed assets	3	32	3	—	—
Total nonperforming assets	$7,348	$8,767	$9,010	$2,580	$2,118
Net charge-offs/(recoveries)	58	(238)	(594)	(403)	170
Net charge-offs/(recoveries) to average loans	0.01%	(0.04)%	(0.09)%	(0.07)%	0.03%
Nonperforming loans to total loans	0.26%	0.32%	0.35%	0.10%	0.09%
Nonperforming assets to total assets	0.17%	0.22%	0.23%	0.07%	0.05%
Allowance for credit losses on loans to total loans	1.31%	1.30%	1.39%	1.41%	1.41%
Allowance for credit losses on loans to nonperforming loans	498%	410%	403%	1,384%	1,657%

For the first quarter of 2024, the Company had net charge-offs of $58 thousand, compared to net recoveries of $238 thousand for the fourth quarter of 2023 and net charge-offs of $170 thousand for the first quarter of 2023.

The Company recorded no provision for credit losses for the first quarter of 2024, compared to a provision of $1.5 million for the fourth quarter of 2023 and a provision of $550 thousand for the first quarter of 2023. The unearned fair value adjustments on the acquired Metro Phoenix Bank loan portfolio were $4.7 million as of March 31, 2024, $5.2 million as of December 31, 2023, and $6.9 million as of March 31, 2023.

Capital

Total stockholders’ equity was $371.6 million as of March 31, 2024, an increase of $2.5 million from December 31, 2023. This change was primarily driven by an increase in retained earnings of $2.7 million. Tangible book value per common share (non-GAAP) increased to $15.63 as of March 31, 2024, from $15.46 as of December 31, 2023. Tangible common equity to tangible assets (non-GAAP) decreased to 7.23% as of March 31, 2024, from 7.94% as of December 31, 2023. Common equity tier 1 capital to risk weighted assets increased to 11.86% as of March 31, 2024, from 11.82% as of December 31, 2023.

The following table presents our capital ratios as of the dates indicated:

	March 31,	December 31,	March 31,
	2024	2023	2023
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	11.86%	11.82%	13.30%
Tier 1 capital to risk weighted assets	12.13%	12.10%	13.60%
Total capital to risk weighted assets	14.79%	14.76%	16.51%
Tier 1 capital to average assets	9.89%	10.57%	11.00%
Tangible common equity / tangible assets (2)	7.23%	7.96%	7.62%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	11.71%	11.40%	12.67%
Tier 1 capital to risk weighted assets	11.71%	11.40%	12.67%
Total capital to risk weighted assets	12.87%	12.51%	13.87%
Tier 1 capital to average assets	9.30%	9.92%	10.24%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Thursday, April 25, 2024, to discuss its financial results. The call can be accessed via telephone at 1-(833)-470-1428, using access code 557480. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefits plans and services. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus has banking and wealth offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix and Scottsdale, Arizona. Alerus Retirement and Benefits serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, adjusted tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, adjusted efficiency ratio, adjusted noninterest income, net interest margin (tax-equivalent), and adjusted net interest margin (tax-equivalent). Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: interest rate risk, including the effects of significant rate increases by the Federal Reserve since 2020; our ability to successfully manage credit risk and maintain an adequate level of allowance for credit losses; new or revised accounting standards; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including high rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short-period of time that resulted in recent bank failures; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies, including the integration of Metro Phoenix Bank which the Company acquired in 2022; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and Fintech companies, including digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisition of Metro Phoenix Bank; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes, including in response to recent bank failures; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather, natural disasters, widespread disease or pandemics; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; changes to U.S. or state tax laws, regulations and guidance, including the 1.0% excise tax on stock buybacks by publicly traded companies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages and employee turnover; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$545,772	$129,893
Investment securities
Trading, at fair value	4,553	—
Available-for-sale, at fair value	472,272	486,736
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $207 and $213, respectively)	291,932	299,515
Loans held for sale	10,625	11,497
Loans	2,799,475	2,759,583
Allowance for credit losses on loans	(36,584)	(35,843)
Net loans	2,762,891	2,723,740
Land, premises and equipment, net	18,162	17,940
Operating lease right-of-use assets	5,112	5,436
Accrued interest receivable	16,149	15,700
Bank-owned life insurance	33,396	33,236
Goodwill	46,783	46,783
Other intangible assets	15,834	17,158
Servicing rights	1,983	2,052
Deferred income taxes, net	34,796	34,595
Other assets	77,833	83,432
Total assets	$4,338,093	$3,907,713
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$692,500	$728,082
Interest-bearing	2,592,469	2,367,529
Total deposits	3,284,969	3,095,611
Short-term borrowings	555,000	314,170
Long-term debt	58,985	58,956
Operating lease liabilities	5,420	5,751
Accrued expenses and other liabilities	62,084	64,098
Total liabilities	3,966,458	3,538,586
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 19,776,786 and 19,734,077 issued and outstanding	19,777	19,734
Additional paid-in capital	150,740	150,343
Retained earnings	275,374	272,705
Accumulated other comprehensive loss	(74,256)	(73,655)
Total stockholders’ equity	371,635	369,127
Total liabilities and stockholders’ equity	$4,338,093	$3,907,713

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$39,294	$37,731	$30,933
Investment securities
Taxable	4,568	6,040	5,951
Exempt from federal income taxes	174	182	190
Other	5,002	742	735
Total interest income	49,038	44,695	37,809
Interest Expense
Deposits	20,152	17,169	9,104
Short-term borrowings	5,989	5,292	4,393
Long-term debt	678	682	654
Total interest expense	26,819	23,143	14,151
Net interest income	22,219	21,552	23,658
Provision for credit losses	—	1,507	550
Net interest income after provision for credit losses	22,219	20,045	23,108
Noninterest Income
Retirement and benefit services	15,655	15,317	15,482
Wealth management	6,118	5,940	5,194
Mortgage banking	1,670	1,279	1,717
Service charges on deposit accounts	389	341	301
Net gains (losses) on investment securities	—	(24,643)	—
Other	1,491	2,557	2,559
Total noninterest income	25,323	791	25,253
Noninterest Expense
Compensation	19,332	19,214	19,158
Employee taxes and benefits	6,188	4,578	5,853
Occupancy and equipment expense	1,906	1,858	1,899
Business services, software and technology expense	5,345	5,686	5,324
Intangible amortization expense	1,324	1,324	1,324
Professional fees and assessments	1,993	2,345	1,152
Marketing and business development	685	1,002	686
Supplies and postage	528	521	460
Travel	292	313	248
Mortgage and lending expenses	441	501	497
Other	985	1,312	1,268
Total noninterest expense	39,019	38,654	37,869
Income (loss) before income tax expense (benefit)	8,523	(17,818)	10,492
Income tax expense (benefit)	2,091	(3,064)	2,306
Net income (loss)	$6,432	$(14,754)	$8,186
Per Common Share Data
Earnings (loss) per common share	$0.32	$(0.74)	$0.41
Diluted earnings (loss) per common share	$0.32	$(0.73)	$0.40
Dividends declared per common share	$0.19	$0.19	$0.18
Average common shares outstanding	19,739	19,761	20,028
Diluted average common shares outstanding	19,986	19,996	20,246

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	March 31,	December 31,	March 31,
	2024	2023	2023
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$371,635	$369,127	$359,118
Less: Goodwill	46,783	46,783	47,087
Less: Other intangible assets	15,834	17,158	21,131
Tangible common equity (a)	309,018	305,186	290,900
Total assets	4,338,093	3,907,713	3,886,773
Less: Goodwill	46,783	46,783	47,087
Less: Other intangible assets	15,834	17,158	21,131
Tangible assets (b)	4,275,476	3,843,772	3,818,555
Tangible common equity to tangible assets (a)/(b)	7.23%	7.94%	7.62%
Adjusted Tangible Common Equity to Tangible Assets
Tangible assets (b)	$4,275,476	$3,843,772	$3,818,555
Less: Cash proceeds from BTFP	355,000	—	—
Adjusted tangible assets (c)	3,920,476	3,843,772	3,818,555
Adjusted tangible common equity to tangible assets (a)/(c)	7.88%	7.94%	7.62%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$371,635	$369,127	$359,118
Less: Goodwill	46,783	46,783	47,087
Less: Other intangible assets	15,834	17,158	21,131
Tangible common equity (d)	309,018	305,186	290,900
Total common shares issued and outstanding (e)	19,777	19,734	20,067
Tangible book value per common share (d)/(e)	$15.63	$15.46	$14.50

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Return on Average Tangible Common Equity
Net income (loss)	$6,432	$(14,754)	$8,186
Add: Intangible amortization expense (net of tax)	1,046	1,046	1,046
Net income (loss), excluding intangible amortization (f)	7,478	(13,708)	9,232
Average total equity	367,248	349,382	361,857
Less: Average goodwill	46,783	46,783	47,087
Less: Average other intangible assets (net of tax)	13,018	14,067	17,209
Average tangible common equity (g)	307,447	288,532	297,561
Return on average tangible common equity (f)/(g)	9.78%	(18.85)%	12.58%
Efficiency Ratio
Noninterest expense	$39,019	$38,654	$37,869
Less: Intangible amortization expense	1,324	1,324	1,324
Adjusted noninterest expense (h)	37,695	37,330	36,545
Net interest income	22,219	21,552	23,658
Noninterest income	25,323	791	25,253
Tax-equivalent adjustment	247	226	123
Total tax-equivalent revenue (i)	47,789	22,569	49,034
Efficiency ratio (h)/(i)	78.88%	165.40%	74.53%
Adjusted Efficiency Ratio
Noninterest expense	$39,019	$38,654	$37,869
Less: Intangible amortization expense	1,324	1,324	1,324
Adjusted noninterest expense (j)	37,695	37,330	36,545
Net interest income	22,219	21,552	23,658
Noninterest income	25,323	791	25,253
Tax-equivalent adjustment	247	226	123
Less: Net gains (losses) on investment securities	—	(24,643)	—
Total tax-equivalent revenue (k)	47,789	47,212	49,034
Adjusted efficiency ratio (j)/(k)	78.88%	79.07%	74.53%

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Adjusted Noninterest Income
Noninterest income	$25,323	$791	$25,253
Add: Net gains (losses) on investment securities	—	(24,643)	—
Adjusted noninterest income	$25,323	$25,434	$25,253
Adjusted Net Interest Margin (Tax-Equivalent)
Net interest income	$22,219	$21,552	$23,658
Less: BTFP cash interest income	3,615	—	—
Add: BTFP interest expense	3,266	—	—
Net interest income excluding BTFP impact	21,870	21,552	23,658
Add: Tax equivalent adjustment for loans and securities	247	226	124
Adjusted net interest income (l)	$22,117	$21,778	$23,782
Interest earning assets	3,921,529	3,645,184	3,567,402
Less: Average cash proceeds balance from BTFP	269,176	—	—
Adjusted interest earning assets (m)	$3,652,353	$3,645,184	$3,567,402
Adjusted net interest margin (tax-equivalent) (l)/(m)	2.44%	2.37%	2.70%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended
	March 31, 2024		December 31, 2023		March 31, 2023
		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$352,038	5.33%	$33,920	3.22%	$41,947	3.23%
Investment securities (1)	775,305	2.48	921,555	2.70	1,034,288	2.43
Loans held for sale	9,014	5.67	11,421	6.01	10,345	4.98
Loans
Commercial:
Commercial and industrial	599,456	6.93	573,174	6.89	559,416	6.09
Real estate construction	127,587	8.04	117,765	8.12	103,099	6.56
Commercial real estate	1,134,540	5.58	1,053,812	5.47	911,634	4.95
Total commercial	1,861,583	6.18	1,744,751	6.12	1,574,149	5.46
Consumer
Residential real estate first mortgage	723,315	4.05	724,110	4.00	688,754	3.76
Residential real estate junior lien	154,781	7.86	155,137	7.86	149,720	7.21
Other revolving and installment	28,835	6.43	29,510	6.33	44,531	5.86
Total consumer	906,931	4.77	908,757	4.73	883,005	4.45
Total loans (1)	2,768,514	5.72	2,653,508	5.64	2,457,154	5.10
Federal Reserve/FHLB stock	16,658	8.14	24,780	7.48	23,668	6.87
Total interest earning assets	3,921,529	5.05	3,645,184	4.89	3,567,402	4.31
Noninterest earning assets	217,524		223,022		224,134
Total assets	$4,139,053		$3,868,206		$3,791,536
Interest-Bearing Liabilities
Interest-bearing demand deposits	$869,060	1.97%	$798,634	1.65%	$746,660	0.87%
Money market and savings deposits	1,186,900	3.77	1,092,656	3.53	1,165,269	2.17
Time deposits	431,679	4.46	383,715	4.27	231,959	2.23
Fed funds purchased and Bank Term Funding Program	282,614	4.99	189,568	5.71	290,187	4.85
Short-term borrowings	200,000	4.99	200,000	5.09	80,000	4.69
Long-term debt	58,971	4.62	58,943	4.59	58,858	4.51
Total interest-bearing liabilities	3,029,224	3.56	2,723,516	3.37	2,572,933	2.23
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	675,926		719,895		789,134
Other noninterest-bearing liabilities	66,655		75,413		67,612
Stockholders’ equity	367,248		349,382		361,857
Total liabilities and stockholders’ equity	$4,139,053		$3,868,206		$3,791,536
Net interest income (1)
Net interest rate spread		1.49%		1.52%		2.08%
Net interest margin, tax-equivalent (1)		2.30%		2.37%		2.70%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.